Exhibit 99.1

Contacts:
Investor Relations	Media Relations
Glenn Etherington	David Sharpley
Chief Financial Officer	SVP, Marketing
(972) 403-8501	(613) 287-8200
getherington@metasolv.com	dsharpley@metasolv.com

METASOLV REPORTS 11% INCREASE IN FOURTH QUARTER TOTAL REVENUES;

RETURNS TO GAAP PROFITABILITY WITH NET INCOME OF $0.02 PER SHARE

PLANO, TEXAS, February 9, 2006 — MetaSolv, Inc. (NASDAQ: MSLV), a global leader in comprehensive operational support system solutions for next-generation communications service providers, today announced financial results for the fourth quarter and year ended December 31, 2005.

Revenues for the quarter increased 11% to $23.8 million, compared to fourth quarter 2004 revenues of $21.5 million. MetaSolv reported net income for the fourth quarter of $0.9 million, or $0.02 per share, compared to a net loss of $2.4 million, or $0.06 per share, in the fourth quarter of 2004. On a non-GAAP basis, the company’s fourth quarter net income was $1.3 million, or $0.03 per share, compared to a non-GAAP loss of $1.6 million, or $0.04 per share, in the fourth quarter of 2004. Adjusted EBITDA for the quarter was $1.9 million, compared to negative $0.3 million for the same period in the prior year.

For the year ended December 31, 2005, revenues increased 13% to $91.8 million, compared to 2004 revenues of $81.2 million. MetaSolv reported a net loss for the year of $4.3 million, or $0.10 per share, an improvement of 73% compared to a net loss of $16.0 million, or $0.40 per share, in 2004. On a non-GAAP basis, the company reported net income of $1.0 million, or $0.02 per share, compared to a net loss of $7.1 million, or $0.18 per share, in 2004. Adjusted EBITDA for the year was $3.9 million, compared to negative $1.8 million in the prior year.

Non-GAAP net income (loss) excludes amortization of intangible assets, restructuring and other costs, stock compensation expense, gain on fair value adjustment of derivatives, and gain or loss on investments. Adjusted EBITDA represents non-GAAP net income (loss) excluding income tax expense, interest and other income, and depreciation and amortization. Please see page 7 for a complete reconciliation of non-GAAP net income (loss) and adjusted EBITDA to net income (loss) reported under Generally Accepted Accounting Principles and management’s use of these measures.

“We are pleased to report a strong fourth quarter in which we achieved double-digit revenue growth and increased profitability, culminating in a year of solid financial progress consistent with our 2005 objectives for profitable growth,” said T. Curtis Holmes, President and Chief Executive Officer. “Our financial results are directly attributable to the disciplined execution of our strategy and increased focus on providing value to global communications service providers with comprehensive OSS service fulfillment solutions to support the deployment of voice, broadband, IP, and mobile services to their customers.”

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MSLV Announces Fourth Quarter Results

Highlights of MetaSolv’s fourth quarter operating and financial results include:

•	A significant license extension with a tier 1 operator in the U.K to enable Ethernet services as part of their ongoing network transformation program;

•	A new deployment of M6, MetaSolv’s next-generation order and inventory management solution, with a large U.S.-based carrier to enable voice services as part of their wholesale cable partner initiative;

•	The launch of Provisioning 5, MetaSolv’s next-generation order management solution, to enable the automated provisioning of broadband, mobile and IP services;

•	A new service activation and Provisioning 5 license win with a tier 1, incumbent operator in Australia to automate VoIP service delivery;

•	A new tier 1 customer in Brazil, to enable their deployment and activation of IP VPN services;

•	Two new wireless customers, who selected MetaSolv’s mediation solution to realize revenue from mobile data services; and

•	The private placement of 7.7 million shares of our common stock with net proceeds of $21.4 million, further strengthening our ability to accelerate our growth.

“We believe that MetaSolv is at the forefront of the OSS industry opportunity, enabling progressive service providers to efficiently transform their networks and offer next-generation mobile and IP services. We are committed to increasing the value we bring to global communications service providers through ongoing execution of our globalization strategy, continued product innovations, and control of our cost structure,” added Holmes.

“MetaSolv enters 2006 in a position of strength, with an established brand, a recognized global market position and a marquee customer base of service providers worldwide. Going forward, MetaSolv is focused on achieving revenue growth and increased profitability to drive greater value for all of MetaSolv’s stakeholders, including customers, employees, and shareholders,” concluded Holmes.

Based on the company’s results for the fourth quarter, the pipeline of potential contracts, and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the first quarter of 2006 in a range of $22.5 million to $24.5 million, compared with $21.4 million for the first quarter of 2005. Net income (loss) per share is anticipated to be in the range of ($0.02) to $0.01. MetaSolv anticipates that it will adopt the provisions of FASB 123 R in the first quarter of 2006, that stock compensation expense computed under FASB 123 R will be approximately $1.2 million, and that charges related to the amortization of intangible assets will be approximately $0.1 million. Excluding these two non-cash items, the company expects non-GAAP net income (loss) per share of between $0.00 and $0.03 for the first quarter of 2006.

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. The live broadcast of this call will be available on-line at www.metasolv.com (click on the link to Investors) and at www.earnings.com.

A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Thursday, February 9, through Thursday, February 16. The dial-in replay number is 719-457-0820, and the confirmation number is 2485122. The on-line replay will be available shortly after the call and continue for 30 days.

About MetaSolv

MetaSolv, Inc. (NASDAQ: MSLV) is a global leader in comprehensive operational support system solutions for communications service providers. MetaSolv’s multi-service order management, inventory

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MSLV Announces Fourth Quarter Results

management, and service activation capabilities automate the order-to-activate provisioning process for traditional and next-generation IP-based wireline and mobile service providers. More than 170 global service providers – including Brasil Telecom, BT, Cable & Wireless, Nextel, O2, T-Mobile, Vodafone, and others – use MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas.

MetaSolv is a registered trademark. The MetaSolv logo is a trademark of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements, including guidance regarding future financial results, that are based upon current expectations and assumptions and involve a number of risks and uncertainties. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2004, and subsequent quarterly updates on Form 10-Q, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure. The Company assumes no obligation to update the information contained in this press release.

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MSLV Announces Fourth Quarter Results

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		For Year Ended December 31,
	2005	2004	2005	2004
Revenues	$23,765	$21,498	$91,815	$81,161
Income (loss) from operations	$770	$(1,885)	$(4,039)	$(15,205)
Net income (loss)	$903	$(2,441)	$(4,305)	$(15,987)
Basic and diluted earnings (loss)
Per share	$0.02	$(0.06)	$(0.10)	$(0.40)
Weighted average shares outstanding
Basic	47,904	40,581	43,189	39,674
Diluted	49,629	40,581	43,189	39,674

Non-GAAP(1)
Net income (loss)	$1,294	$(1,577)	$963	$(7,107)
Basic and diluted earnings (loss)
Per share	$0.03	$(0.04)	$0.02	$(0.18)
Weighted average shares outstanding
Basic	47,904	40,581	43,189	39,674
Diluted	49,629	40,581	44,925	39,674

(1)	See page 7 for a complete reconciliation of non-GAAP results with those reported under Generally Accepted Accounting Principles.

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MSLV Announces Fourth Quarter Results

METASOLV, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2005	2004	2005	2004
Revenues:
License	$8,155	$6,572	$27,191	$24,017
Services	6,240	5,292	25,574	18,347
Maintenance	9,370	9,634	39,050	38,797

Total revenues	23,765	21,498	91,815	81,161

Cost of revenues:
License	242	377	736	919
Services and maintenance	9,577	8,999	39,806	32,316
Amortization of intangible assets	412	846	1,696	3,686

Total cost of revenue	10,231	10,222	42,238	36,921

Gross profit	13,534	11,276	49,577	44,240

Operating expenses:
Research and development	4,881	4,814	19,533	21,367
Sales and marketing	5,283	5,812	22,262	22,566
General and administrative	2,651	2,931	9,637	11,012
Restructuring costs	(51)	(396)	2,184	4,500

Total operating expenses	12,764	13,161	53,616	59,445

Income (loss) from operations	770	(1,885)	(4,039)	(15,205)
Interest and other income, net	489	150	1,088	468
Unrealized gain on fair value of warrants	95	—	95	—
Loss on investments	—	(332)	(97)	(317)

Income (loss) before taxes	1,354	(2,067)	(2,953)	(15,054)
Income tax expense	451	374	1,352	933

Net income (loss)	$903	$(2,441)	$(4,305)	$(15,987)

Basic and diluted earnings (loss)
Per share	$0.02	$(0.06)	$(0.10)	$(0.40)

Weighted average shares outstanding
Basic	47,904	40,581	43,189	39,674
Diluted	49,629	40,581	43,189	39,674

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MSLV Announces Fourth Quarter Results

METASOLV, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$13,314	$11,858
Marketable securities	44,839	23,354
Trade accounts receivable, less allowance for doubtful accounts of $1,805 in 2005 and $2,110 in 2004	13,582	12,482
Unbilled receivables	2,461	1,156
Prepaid expenses	1,847	2,842
Other current assets	669	657

Total current assets	76,712	52,349

Property and equipment, net	5,529	6,685
Intangible assets	1,090	2,787
Other assets	786	945

Total assets	$84,117	$62,766

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,775	$4,780
Accrued expenses	20,512	19,644
Deferred revenue	8,068	7,350

Total current liabilities	33,355	31,774

Fair value of warrants to purchase common stock	3,442	—

Temporary equity – Unregistered common stock, $.005 par value, 7,666,667 shares issued and outstanding	17,863	—

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 49,961,132 in 2005, and 40,937,985 in 2004	213	205
Additional paid-in capital	151,443	148,772
Deferred compensation	(328)	(229)
Accumulated other comprehensive income	560	370
Retained earnings	(122,431)	(118,126)

Total stockholders’ equity	29,457	30,992

Total liabilities and stockholders’ equity	$84,117	$62,766

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MSLV Announces Fourth Quarter Results

METASOLV, INC.

RECONCILIATION OF NET INCOME (LOSS) AND NON-GAAP NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		For Year Ended December 31,
	2005	2004	2005	2004
Net income (loss) as reported under Generally Accepted Accounting Principles	$903	$(2,441)	$(4,305)	$(15,987)
Less:
Amortization of intangible assets	412	846	1,696	3,686
Restructuring costs	(51)	(396)	2,184	4,500
Stock compensation	125	82	1,386	377
Unrealized gain on fair value of warrants	(95)	—	(95)	—
Loss on investments	—	332	97	317

Non-GAAP net income (loss)	$1,294	$(1,577)	$963	$(7,107)

Non-GAAP net income (loss)	1,294	(1,577)	963	(7,107)
Depreciation and amortization	600	1,091	2,705	4,845
Interest and other income, net	(489)	(150)	(1,088)	(468)
Income tax expense	451	374	1,352	933

Adjusted EBITDA	$1,856	$(262)	$3,932	$(1,797)

MetaSolv’s non-GAAP results should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from these results are significant components in understanding and assessing financial performance, and there are material limitations associated with the use of this data. MetaSolv provides non-GAAP financial measures because it believes that an investor’s evaluation of MetaSolv’s ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP measures. MetaSolv presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate MetaSolv’s operating results in a manner that focuses on what MetaSolv believes to be its ongoing operations. MetaSolv believes that inclusion of the non-GAAP financial measures is useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. Management uses these non-GAAP financial measures in order to measure its success in reducing MetaSolv’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. Accordingly, MetaSolv’s non-GAAP performance measures exclude certain recurring costs such as amortization of intangible assets, restructuring charges and stock compensation expense. Non-GAAP results should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because non-GAAP results are not a measurement determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, they may not be comparable, as presented, to other similarly titled measures of other companies. Net income (loss) is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to MetaSolv’s non-GAAP results, as defined.

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